Exhibit 99.3

 Independent Bank Corporation   Earnings Call   Second Quarter 2022  July 26, 2022  (NASDAQ: IBCP)

 Cautionary note regarding forward-looking statements  This presentation contains forward-looking statements about Independent Bank Corporation. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of Independent Bank Corporation. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting Independent Bank Corporation, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Independent Bank Corporation’s revenues and the values of its assets and liabilities, reduce the availability of funding from certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect Independent Bank Corporation in substantial and unpredictable ways. Independent Bank Corporation’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk.   Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.  2

 Agenda  Formal Remarks.  William B. (Brad) Kessel, President and Chief Executive Officer  Gavin A. Mohr, Executive Vice President and Chief Financial Officer  Joel Rahn, Executive Vice President – Commercial Banking   Question and Answer session.  Closing Remarks.  Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab.  3

Historical Quarterly Financial Data

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($M except per share data)	Year Ended December 31, 2018	2019	2020	2021	Quarter Ended, 6/30/21	9/30/21	12/31/21	3/31/22	6/30/22
Balance Sheet:									
Total Assets	$3,353	$3,565	$4,204	$4,705	$4,461	$4,622	$4,705	$4,762	$4,826
Portfolio Loans	$2,583	$2,725	$2,734	$2,905	$2,815	$2,884	$2,905	$3,004	$3,259
Deposits	$2,913	$3,037	$3,637	$4,117	$3,862	$4,012	$4,117	$4,205	$4,291
Tangible Common Equity	$304	$317	$357	$367	$364	$368	$367	$324	$300
Profitability:									
Pre-Tax, Pre-Provision Income	$50.6	$58.6	$81.9	$75.4	$13.6	$19.0	$16.1	$20.5	$18.3
Pre-Tax, Pre-Prov / Avg. Assets	1.62%	1.70%	2.08%	1.69%	1.23%	1.67%	1.37%	1.76%	1.56%
Net Income[(1)]	$39.8	$46.4	$56.2	$62.9	$12.4	$16.0	$15.5	$18.0	$13.0
Return on Average Assets[(1)]	1.27%	1.35%	1.43%	1.41%	1.12%	1.40%	1.07%	1.54%	1.10%
Return on Average Equity[(1)]	12.4%	13.6%	15.7%	16.1%	12.8%	15.9%	12.6%	19.4%	15.7%
Net Interest Margin (FTE)	3.88%	3.80%	3.34%	3.10%	3.02%	3.18%	3.13%	3.00%	3.26%
Efficiency Ratio	67.2%	64.9%	59.2%	62.9%	69.2%	63.5%	66.7%	59.6%	62.5%
Asset Quality:									
NPAs / Assets	0.29%	0.32%	0.21%	0.11%	0.12%	0.13%	0.11%	0.11%	0.10%
NPAs / Loans + OREO	0.38%	0.42%	0.32%	0.18%	0.19%	0.20%	0.18%	0.17%	0.14%
ACL / Total Portfolio Loans	0.96%	0.96%	1.30%	1.63%	1.63%	1.62%	1.63%	1.52%	1.47%
NCOs / Avg. Loans	(0.03%)	(0.02%)	0.11%	(0.07%)	(0.09%)	(0.01%)	0.01%	0.00%	0.00%
Capital Ratios:									
TCE Ratio	9.2%	9.0%	8.6%	7.9%	8.2%	8.0%	7.9%	6.9%	6.3%
Leverage Ratio	10.5%	10.1%	9.2%	8.8%	9.0%	9.0%	8.8%	8.8%	8.7%
Tier 1 Capital Ratio	13.3%	12.7%	13.3%	12.1%	12.9%	12.4%	12.1%	11.8%	11.3%
Total Capital Ratio	14.3%	13.7%	16.0%	14.5%	15.5%	14.9%	14.5%	14.2%	13.7%

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 2Q 2022 Financial Highlights  Income Statement  Pre-tax, pre-provision income of $18.3 million compared to $13.6 million in the year ago quarter.  Net income of $13.0 million, or $0.61 per diluted share compared to $12.4 million, or $0.56 per diluted share in the year ago quarter.  Net interest income of $36.1 million, compared to $31.4 million, in the year ago quarter.  Mortgage servicing rights change (the “MSR Change”) due to price of $3.1 million ($0.12 per diluted share, after taxes) compared to a negative $2.4 million ($0.09 per diluted share, after taxes) in the year ago quarter.   Provision for credit losses expense of $2.4 million compared to a credit of $1.4 million in the year ago quarter.  Return on average assets of 1.10%.   Return on average equity of 15.68%.  Balance Sheet/Capital  Total portfolio loans increased by $254.8 million or 34.0% annualized.  Total deposits (excluding brokered deposits) grew by $48.0 million or 4.6% annualized.  Paid a 22 cent per share cash dividend on common stock on May 16, 2022.  5

 Year-to-date 2022 Financial Highlights  Income Statement  Net income and diluted earnings per share of $31.0 million and $1.45, respectively, for the first six months of 2022.  Annualized return on average assets and on average equity of 1.32% and 17.63%, respectively, for the first six months of 2022.  Increases in net interest income of $7.4 million or 12.0% for the first six months of 2022 compared to 2021.  The MSR Change due to price of a positive $11.6 million ($0.43 per diluted share, after taxes) for the first six months of 2022 compared to a positive $2.2 million ($0.08 per diluted share, after taxes) in the year ago period.  Provision for credit losses expense of $0.8 million for the first six months of 2022 compared to a credit of $1.9 million in the year ago period.   Balance Sheet/Capital  Total securities (AFS and HTM) decreased by $171.5 million or 24.5% annualized.  Total portfolio loans increased by $353.8 million or 24.6% annualized.  Total deposits grew (excluding brokered deposits) by $136.4 million or 6.7% annualized.  Paid 44 cent per share cash dividend on common stock year-to-date.  6

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Our Michigan Markets

- **Michigan's premier community bank.** #1 deposit market share amongst banks headquartered in Michigan and #9 deposit market share overall.
- **Top 10 market share** in 20 of 24 counties of operation – with opportunity to gain market share in attractive Michigan markets.
- **Low cost and stable deposit base** in East/"Thumb" and Central regions utilized to fund loan growth in the West and Southeast regions (higher growth & more metropolitan).
- **New full service bank branch opening in Holland, Michigan in 3Q'22.**
- **Opened Loan Production** Offices in Ottawa County and Macomb County in 3Q'21.
- **8 Loan Production Offices (LPOs)**, including 6 throughout Michigan and 2 in Ohio (residential mortgage lending only).


Northwest
Branches: 4
Deposits: $311M
Loans: $333M
West
Branches: 19
Deposits: $1,250M
Loans: $721M
Central
Branches: 10
Deposits: $502M
Loans: $192M
East / "Thumb"
Branches: 18
Deposits: $1,064M
Loans: $191M
Southeast
Branches: 7
Deposits: $560M
Loans: $1,020M
Cheboygan
Petoskey
Rogers City
Boyne City
Gaylord
Alpena
Traverse City
Manistee
Cadillac
Houghton Lake
Skidway Lake
Ludington
Clare
Midland
Bad Axe
Fremont
Alma
Saginaw
Muskegon
Grand Rapids
Flint
Port Huron
Holland
Lansing
Holly
Oxford
St. Clair
Wayland
Troy
Novi
Warren
Otsego
Eaton Rapids
Detroit
Kalamazoo
Jackson
Ann Arbor
Benton Heights
Milan
Rockwood
Coldwater
Monroe
Adrian
Buchanan

Branches (58)

$74.0 million average deposits per branch

Source: S&P Global Market Intelligence and Company documents. Map does not include loan production offices. Deposit market share data based on FDIC Summary of Deposits Annual Survey as of June 30, 2021.

Note: Loan and deposit balances exclude the loans and deposits (such as brokered deposits) that are not clearly allocable to a certain market region. Loans specifically exclude: $211 million of Ohio mortgage loans, $39 million of resort loans and $10 million of purchased mortgage loans.

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 Select Economic Statistics  8  Unemployment Trends (%)  Total Employees (Thousands)  Regional Average Home Sales Price (Thousands)  Annualized Home Sales (Thousands)  Select Economic Statistics   Unemployment rates returning to normal levels  Stable prices in   key markets  Strong job growth continues  Stabilizing Michigan home sales

 Low Cost Deposit Franchise Focused on Core Deposit Growth  9  Substantially core funding – $3.93 billion of non-maturity deposit accounts (91.7% of total deposits).  Total deposits increased $173.5 million (8.5%) since 12/31/21 with non-interest bearing up $36.2 million, savings and interest- bearing checking up $63.6 million, reciprocal up $28.6 million, time up $8.0 million and brokered up $37.1 million.  Deposits by Customer Type:  Retail – 51.8%  Commercial – 34.9%  Municipal – 13.3%  Deposit Composition – 6/30/22  Deposit Highlights  Michigan Deposit Market Share  $4.3B  Core Deposits: 91.7%  Cost of Deposits (%)/Total Deposits ($B)  Note: Core deposits defined as total deposits less maturity deposits.   Source: S&P Global deposit market share data based on FDIC Summary of Deposits Annual Survey as of June 30, 2021.

 Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate  10

  11  11  All functionality within online banking can be done in the new IB ONE Wallet app.  Customers can reset their own passwords in the app.   Instantly transfer funds to other IB customers.   IB Card Controls allows you to turn your debit card on or off, restrict transactions by category or dollar amount, and easily set up purchase alerts.   ONE Wallet+, available in Online Banking and through the IB ONE Wallet app, is a tool that allows you to consolidate multiple accounts, including other bank accounts, credit cards, and investment accounts into one place. You can create budgets, manage trends, and even set financial goals.  Digital Transformation

 Diversified Loan PortfolioFocused on High Quality Growth  12  Lending Highlights  Note: Portfolio loans exclude loans HFS.  Portfolio loan changes in 2Q’22:  Commercial – increased $71.6 million (excluding PPP increased $77.3 million). PPP loan balances decreased $5.7 million and totaled $0.3 million at June 30, 2022.  Average new origination yield of 4.71%.  Mortgage – increased $114.1 million.  Average new origination yield of 4.31%.  Installment – increased $69.1 million.  Average new origination yield of 3.97%.  Mortgage loan portfolio weighted average FICO and LTV of 751 and 78%, respectively and average balance of $233,834.  Installment weighted average FICO of 758 and average balance of $26,274.  Commercial loan rate mix:  50% fixed / 50% variable.  Indices – 73% tied to Prime, 23% tied to LIBOR, 2% tied to a US Treasury rate and 3% tied to SOFR.  Mortgage loan (including HECL) rate mix:   67% fixed / 33% adjustable or variable.   26% tied to Prime, 38% tied to LIBOR, 16% tied to a US Treasury rate and 20% tied to SOFR.  Loan Composition – 6/30/22  $3.3B  Yield on Loans (%)/Total Portfolio Loans ($B)

 Loans by Industry as a % of Total Commercial Loans   ($ in millions)  Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions)   13  Commercial Loan Portfolio Concentrations  13   Note: $857 million, or 64.5% of the commercial loan portfolio is C&I or owner occupied, while $472 million, or 35.5% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $1.329 billion as of June 30, 2022

 Investment Securities Portfolio  14  Highlights  High quality, liquid, diverse portfolio with moderate duration.  On April 1, 2022 approximately $391.6 million in securities available-for-sale was transferred to held-to-maturity.  Sold $66.4 million of securities to facilitate an asset rotation into higher yielding loans.   Net unrealized loss of $122.3 million, representing 9.1% of amortized cost net of swaps.   Portfolio ratings: 52% AAA rated (or backed by the U.S. Government); 30% AA rated; 9% A rated; 7% BAA rated and 2% unrated.  5.31 year estimated average duration with a weighted average yield of 2.26% (with TE gross up) including swaps.  Approximately 26.6% of the portfolio is variable rate including swaps.  $1.2B  Investment Portfolio by Type (6/30/22)

 Strong Capital Position  15   TCE / TA (%)   Leverage Ratio (%)   CET1 Ratio (%)   Total RBC Ratio (%)   Strong Capital Position  Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases.   Well capitalized in all regulatory capital measurements.   YTD Share Repurchases:  181, 586 shares   $22.08 avg price per share  Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 7.72%

  Highlights  Net interest income increased $3.1 million in 2Q’22 vs.1Q’22 due primarily to an increase in average earning assets and an increase in the net interest margin.  Net interest margin was 3.26% during the second quarter of 2022, compared to 3.02% in the year-ago quarter and 3.00% in the first quarter of 2022.  Yields, NIM and Cost of Funds (%)  Net Interest Income ($ in Millions)   Net Interest Margin/Income  16

Linked Quarter Analysis 17

2Q'22 NIM Changes

Q1'22	3.00%
Decline in cash and investments	0.06%
Decline in PPP balances net of PPP accretion	-0.03%
Change in loan yield and mix excluding PPP	0.18%
Increase in investment yield	0.10%
Increase in funding costs	-0.05%
Q2'22	3.26%

Linked Quarter Average Balances and FTE Rates

	2Q22			1Q22			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
	($ in thousands)								
Cash	$18,032	$29	0.65%	$87,317	$37	0.17%	($69,285)	($8)	0.47%
Investments	1,330,587	7,343	2.21%	1,425,342	6,747	1.89%	(94,755)	596	0.31%
Commercial loans	1,291,582	13,924	4.32%	1,211,319	12,239	4.10%	80,263	1,685	0.23%
Mortgage loans	1,242,488	11,626	3.74%	1,204,008	10,590	3.52%	38,480	1,036	0.22%
Consumer loans	611,025	5,923	3.89%	564,771	5,610	4.03%	46,254	313	-0.14%
Earning assets	$4,493,714	$38,845	3.47%	$4,492,757	$35,223	3.16%	$957	$3,622	0.31%
Nonmaturity deposits	$2,534,242	$788	0.12%	$2,503,014	$641	0.10%	$31,228	147	0.02%
Time deposits	354,209	428	0.48%	338,354	126	0.15%	15,855	302	-0.24%
Other borrowings	116,652	1,087	3.74%	108,969	973	3.62%	7,683	114	0.12%
Costing funds	$3,005,103	$2,303	0.31%	$2,950,337	$1,740	0.24%	$54,766	$563	0.07%
Free funds	$1,488,611			$1,542,420			($53,809)		
Net interest income		$36,542			$33,483			$3,059	
Net interest margin			3.26%			3.00%			0.26%

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Interest Rate Risk Management

Changes in Net Interest Income

June 30, 2022

	-100	Base-rate	+100	+200
	(Dollars in 000's)			
Net Interest Income	$ 155,418	$ 161,619	$ 161,518	$ 160,556
Change from Base	-3.84%	-	-0.06%	-0.66%

March 31, 2022

	-100	Base-rate	+100	+200
	(Dollars in 000's)			
Net Interest Income	$ 136,400	$ 142,500	$ 146,100	$ 147,500
Change from Base	-4.28%	-	2.53%	3.51%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The increase in the base case modeled NII is due to rate increases during the quarter, lower betas on interest bearing deposits than modeled and earning asset growth.
- The shift in sensitivity is due to a combination of faster liability repricing due to slightly higher deposit betas and slower asset repricing due to an increase in asset duration.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 44.8% of assets and other non-maturity deposits fund another 24.0% of assets. Limited wholesale funding of just 3.0% of assets.
- 24.3% of assets reprice in 1 month and 40.6% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging as well as product pricing and structure.

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Strong Non-interest Income  19  Diverse sources of non-interest income, representing 27.6% of operating revenue in 2Q’22.  2Q’22 other income of $2.3 million compared to $1.1 million in the prior year quarter. This increase was primarily due to a gain on sale of a bank owned property  $0.3 million loss on the sale of securities in the second quarter of 2022 compared to zero in the prior year quarter was generally attributed to the divestiture of a group of securities as part of a balance sheet management strategy.   Mortgage banking:   $1.3 million in net gains on mortgage loans in 2Q’22 vs. $9.1 million in the year ago quarter. A combination of lower mortgage loan sales volume, reduced profit margins and fair value adjustments led to this decrease.   $317.7 million in mortgage loan originations in 2Q’22 vs. $473.7 million in 2Q’21 and $270.2 million in 1Q’21.  2Q’22 mortgage loan servicing includes a $3.1 million ($0.12 per diluted share, after tax) increase in fair value adjustment due to price compared to a decrease of $2.4 million ($0.09 per diluted share, after tax) in the year ago quarter.   Source: Company documents.  $33.6M  2022 YTD Non-interest Income (thousands)  Non-interest Income Trends ($M)  Highlights

 Focus on Improved Efficiency   20  Source: Company documents.  Non-interest Expense ($M)  Highlights   Efficiency Ratio (4 quarter rolling average)   2Q’22 efficiency ratio of 62.5%.  Compensation and employee benefits expense of $19.9 million, unchanged from the prior year quarter.   Compensation (salaries and wages) increased $1.4 million due to raises that were generally effective at the start of the year, a decreased level of compensation that was deferred in the second quarter of 2022 as direct origination costs (lower mortgage loan origination volume), and an increase in lending personnel.   $1.0 million decrease in performance based compensation expense accrual due in part to lower mortgage lending volumes.   Payroll taxes and employee benefits decreased $0.4 million due to lower payroll taxes and retirement plan costs.   Costs related to the reserve for unfunded lending commitments increased $0.6 million due primarily to an increase in the balance of unfunded lending commitments.   Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels.

 Credit Quality Summary  Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing.  Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale.  Non-performing Assets ($ in Millions)  ORE/ORA ($ in Millions)  Non-performing Loans ($ in Millions)  30 to 89 Days Delinquent ($ in Millions)  21

 Classified Assets and New Default Trends  Note: Dollars all in millions.  Total Classified Assets  Commercial Loan New Defaults  Total Loan New Defaults  Retail Loan New Defaults  22

 Troubled Debt Restructurings (TDRs)  TDR Highlights  Working with client base to maximize sustainable performance.  The specific reserves allocated to TDRs totaled $331m 6/30/22.  A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan.  96.1% of TDRs are current as of 06/2022.  Commercial TDR Statistics:  13 loans with $3.3 million book balance.  100% performing.  WAR of 5.56%  Well seasoned portfolio; all loans are accruing and performing, and have been for over a year since modification.  Retail TDR Statistics:  358 loans with $29.7 million book balance.  96.1% performing.  WAR of 4.30% (accruing loans).  Well seasoned portfolio; 99% of accruing loans are not only performing but have been for over a year since modification.  TDRs ($ in Millions)  96% of TDRs are Current  23

 Note: Dollars all in millions.  Adopted CECL on 1/1/21, the day one adjustment to the ACL was $11.7 million.   Provision for Credit Losses   Loan Net Charge-Offs/Recoveries   Allowance for Credit Losses  Credit Cost Summary  24

 2022 Outlook Update  Category  Outlook  Lending  Continued growth  IBCP goal of low double digit (approximately 10%) overall loan growth is based on increases in commercial loans, mortgage loans and consumer loans. Expect much of this growth to occur in the last three quarters of 2022. This growth forecast also assumes an improving Michigan economy.  Q2 Update: Total portfolio loans increased $254.8 million (34.0% annualized) in 2Q’22 and $353.8 million (24.5% annualized) in the first six months of 2022 which is higher than our forecasted range. Commercial, mortgage and installment loans all had positive growth in 2Q’22.   Net Interest Income  Growth driven primarily by higher average earning assets  The elimination of accelerated fee accretion ($8.9 million in 2021) related to Paycheck Protection Program will make net interest income (NII) growth challenging in 2022. IBCP goal low single digit (1%-3%) growth is primarily supported by an increase in earning assets. Expect the net interest margin (NIM) to trend lower (0.10% - 0.15%) in 2022 compared to full-year 2021. Primary driver is a reduction in earing asset yield. The forecast assumes a 0.25% increase in June and September in the federal funds rate and long-term interest rates up slightly over year end 2021 levels.   Q2 Update: 2Q’22 net interest income was $4.7 million (14.9%) higher than the prior year quarter. The net interest margin was 3.26% for the quarter, up 0.26% from the linked quarter and up 0.24% from the prior year quarter. The increase in net interest income is due to an increase in average interest-earning assets as well as an increase in net interest margin.   Provision for Credit Losses  Steady asset quality metrics  Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. The allowance as a percentage of total loans was at 1.63% at 12/31/21. A full year 2022 provision (expense) for credit losses of approximately 0.15% to 0.20% of average total portfolio loans would not be unreasonable.  Q2 Update: The provision for credit losses was an expense of $2.4 million (0.30% annualized) in 2Q’22 which was above our forecasted range of an expense of 0.15% to 0.20% of average portfolio loans. The year-to-date provision for credit losses was an expense of $0.8 (0.05%) which is below our forecast. The 2Q’22 provision expense was primarily the result of an increase in the adjustment to pooled reserve allocations primarily due to loan growth.   Non-interest Income  IBCP forecasted 2022 quarterly range of $13 million to $17 million with the total for the year down 20% to 25% from 2021 actual of $76.6 million  Expect mortgage loan origination volumes in 2022 to be down by approximately 21%, interchange income in 2022 to increase approximately 5% as compared to 2021 and service charges on deposits to be collectively comparable to 2021 (a decline in NSF fees to be largely offset by an increase in treasury management related service charges).   Q2 Update: Non-interest income totaled $14.6 million in 2Q’22, which was within the forecasted range. 2Q’22 mortgage loan originations, sales and gains totaled $317.7 million, $143.0 million and $1.3 million, respectively. The decrease in net gains on mortgage loans sold was primarily due to lower sales volume, decreased profit margin on mortgage loan sales and a decrease in the fair value adjustments on the mortgage loan pipeline. Mortgage loan servicing generated a gain of $4.2 million in 2Q’22 due primarily to a positive $3.1 million fair value adjustment due to price. The $1.2 million (62.7%) comparative quarterly increase in other income is primarily attributed to a gain on sale ($0.9 million) of bank owned property.   Non-interest Expenses  IBCP forecasted 2022 quarterly range of $30.5 million to $32.5 million with the total for the year down (3%-5%) from the 2021 actual of $131.0 million.  The primary driver is a decrease in total compensation and employee benefits due primarily to a reduction in incentive compensation, conversion related expense and costs(recoveries) related to unfunded lending commitments.   Q2 Update: : Total non-interest expense was $32.4 million in the second quarter of 2022, within our forecasted range. The $0.6 million comparative quarterly increase in costs (recoveries) related to unfunded lending commitments is primarily attributed to an increase in the balance lending commitments.   Income Taxes  Approximately an 18.5% effective income tax rate in 2022. This assumes a 21% statutory federal corporate income tax rate during 2022.   Q2 Update: Actual effective income tax rate of 18.1% for the 2Q’22.  Share Repurchases  2022 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. Expect total share repurchases in 2022 at the mid-point of this authorization.  Q2 Update: The Company repurchased 181,586 (16.5% of repurchase authorization) shares at an average price of $22.08 in the first six months of 2022.   25

  Strategic Initiatives  26  Organic growth through servicing businesses and consumers in our Markets in an inclusive way to include straight forward marketing, improved brand awareness and enhanced outreach efforts that foster strong customer relationships and engagement.  Improve net interest income via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing.   Add new customers and grow revenue by leveraging new LPO’s and talented sales staff & outbound calling efforts.  Leverage data analytics for innovative targeted customer acquisitions, retention and cross sales strategies, inside sales efforts and referrals with strategic business unit partners.  Supplement our organic growth initiatives via selective and opportunistic bank acquisitions and branch acquisitions.    Growth  Enhance process improvement expertise, enabling all business lines and departments to streamline/automate operating processes and workflows.  Leverage technology, capitalizing upon core conversion new capabilities, streamline and improve bank processes.  Leverage virtual capabilities to make more effective meetings, training and customer engagement.   Optimize branch delivery channel including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging our existing technology.   Expand Digital Branch (call center) services.   Process Improvement & Cost Controls  Sustain and enhance a constructive culture, supported by a highly engaged workforce that embraces and encourages a diverse, equitable, inclusive and flexible work environment.   Retain and attract top talent.  Align learning and development initiatives in support of bank priorities and employees’ continued growth.  Demonstrate that we are committed to the well-being of our team members who ensure our success. This entails recognizing and rewarding contributions, developing new talent via internships, providing coaching and development, and planning for succession and new opportunities.    Talent Management   Produce strong and consistent earnings and capital levels.   Maintain good credit quality aided by strong proactive asset quality monitoring and problem resolution.  Practice sound risk management with effective reporting to include fair banking and scenario planning.  Actively manage and monitor liquidity and interest rate risk.  Promote strong, independent & collaborative risk management, utilizing three layers of defense (business unit, risk management and internal audit).   Ensure effective operational controls with special emphasis on cyber security, fraud prevention, core system conversion and regulatory compliance.  Maintain effective relationships with regulators & other outside oversight parties. Provide effective ESG (Environmental, Social and Governance) disclosures for investors and other interested parties.    Risk Management

 Q&A and Closing Remarks  Question and Answer Session  Closing Remarks  Thank you for attending!  NASDAQ: IBCP  27

 28  Non-GAAP to GAAP Reconciliation

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